UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010

Ultratech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22248	94-3169580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Zanker Road, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 321-8835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2010, the Compensation Committee of the Board of Directors of Ultratech, Inc. (the “Company”) approved an amendment to the Company’s Long-Term Incentive Compensation Plan (the “LTIP”) under which the Company’s executive officers and other participating employees may earn cash incentive awards based on the Company’s financial performance and their continued employment with the Company. The purpose of the amendment was to provide the Compensation Committee with more flexibility in structuring the deferred and non-deferred components of each annual award under the LTIP by eliminating the provision that previously limited the deferred portion to not more than fifty percent (50%) of the total earned award.

On April 19, 2010, the Compensation Committee also approved, and the Company entered into, a letter amendment to the existing amended and restated employment agreements the Company has in effect with each of Arthur W. Zafiropoulo, the Chair of the Company’s Board of Directors and the Company’s President and Chief Executive Officer, and Bruce R. Wright, the Company’s Senior Vice President, Chief Financial Officer and Secretary. The purpose of such letter amendments was to clarify, for purposes of Section 409A of the Internal Revenue Code, the impact the review and revocation periods provided under applicable law for the general release of claims that each of those executive officers is required to deliver to the Company as a condition to any severance benefits for which he becomes eligible under his employment agreement will have upon the commencement date of those benefits. Accordingly, in any situation where the applicable severance benefits would not otherwise be delayed, in accordance with applicable tax law requirements, for a six-month period following the executive officer’s termination of employment, those severance benefits will not commence any earlier than the expiration date of the maximum applicable review and revocation periods to which the executive officer is entitled under applicable law with respect to his delivered release.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to Long-Term Incentive Compensation Plan.

10.2	Letter Amendment to Employment Agreement dated April 19, 2010 with Arthur W. Zafiropoulo.

10.3	Letter Amendment to Employment Agreement dated April 19, 2010 with Bruce R. Wright.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 23, 2010

ULTRATECH, INC.

By:	/S/ BRUCE R. WRIGHT
Bruce R. Wright
Senior Vice President, Finance and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

Exhibit Index

Exhibit	Description

10.1	Amendment to Long-Term Incentive Compensation Plan.

10.2	Letter Amendment to Employment Agreement dated April 19, 2010 with Arthur W. Zafiropoulo.

10.3	Letter Amendment to Employment Agreement dated April 19, 2010 with Bruce R. Wright.

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